Exhibit 10.6

                    NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                       OF
                             RF MICRO DEVICES, INC.

                             Stock Option Agreement


         THIS AGREEMENT (the "Agreement"), made the ___ day of ____________, ____, between RF MICRO DEVICES, INC., a North Carolina corporation (the "Corporation"), and __________________________, a director of the Corporation (the "Optionee");

                                R E C I T A L S :

         In furtherance of the purposes of the Nonemployee Directors' Stock Option Plan of RF Micro Devices, Inc., as amended and restated through March 27, 2001 and as it may be further amended (the "Plan"), the Corporation and the Optionee hereby agree as follows:

         1. Incorporation of Plan. The rights and duties of the Corporation and the Optionee under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

         2. Grant of Option; Term of Option. The Corporation hereby grants to the Optionee pursuant to the Plan, as a matter of separate inducement and agreement in connection with his service to the Corporation, and not in lieu of any salary or other compensation for his services, the right and Option (the "Option") to purchase all or any part of an aggregate of _______________ (_________) shares (the "shares") of the common stock (the "Common Stock") of the Corporation, at a purchase price (the "option price") of _____________________________ ($__________) per share. The Option shall be designated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before ______________, ____.

         3. Exercise of Option. Subject to the terms of the Plan, the Option shall become exercisable on the date or dates set forth on Schedule A attached hereto. To the extent that an Option which is exercisable is not exercised, such Option shall accumulate and be exercisable by the Optionee in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan. Upon the exercise of an Option in whole or in part and payment of the option price in accordance with the provisions of the Plan and this Agreement, the Corporation shall as soon thereafter as practicable deliver to the Optionee a certificate or certificates for the shares purchased. Payment of the option price may be made in the form: (i) cash; (ii) delivery of shares of Common Stock owned by the Optionee at the time of exercise; (iii) shares of Common Stock withheld upon exercise; (iv) delivery of written notice of exercise to the Administrator and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or (v) a combination of the foregoing methods. Shares of Common Stock delivered or withheld in payment of the option price shall be valued at their fair market value on the date of exercise, as determined by the Administrator by applying the provisions of the Plan.

         4. No Right of Continued Service. Nothing contained in this Agreement or the Plan shall confer upon the Optionee any right to continue in the service of the Corporation or a related corporation or interfere with the right of the Corporation or a related corporation to terminate the Optionee's service at any time. Except as otherwise expressly provided in the Plan or the Agreement, all rights of the Optionee under the Plan with respect to the unexercised portion of his Option shall terminate immediately upon termination of the services of the Optionee with the Corporation as a director of the Corporation.

         5. Nontransferability of Option. This Option shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator of the Plan in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). Except as may be permitted by the preceding sentence, this Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         6. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option or any related rights, and the Optionee hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

         7. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the principles of conflicts of laws.

         8. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

         9. No Rights as Shareholder. The Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to the Option and shall not have any rights of a shareholder with respect to such shares unless and until certificates for such shares have been issued and delivered to him or them.

         10. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator (as such term is defined in the Plan), and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

         11. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Optionee, at the Optionee's address indicated by the Corporation's records, or if to the Corporation, at the Corporation's principal office.

         12. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

         13. Restrictions on Shares. The Corporation may impose such restrictions on the Option and any shares issued pursuant to the exercise of the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities
Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

         IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Optionee effective as of the day and year first above written.


                                         RF MICRO DEVICES, INC.


                                          By: ________________________________
                                          David A. Norbury
                                          President and Chief Executive Officer

Attest:


----------------------------------
Secretary

[Corporate Seal]

                                            OPTIONEE


                                            _____________________________(SEAL)

                    NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                       OF
                             RF MICRO DEVICES, INC.

                             Stock Option Agreement



                                   SCHEDULE A




Date Option granted:       ___________________, _______.
Date Option expires:       ___________________, _______.
Number of shares subject to Option: _______ shares.
Option price (per share): $________.
Type of Option: Nonqualified Stock Option



                      Date Installment                   Percentage of Option
                      First Exercisable                  Which is Exercisable
                      -----------------                  ---------------------

                      Date of Grant                         33%

                      First Anniversary of
                      Date of Grant                         66%

                      Second Anniversary of
                      Date of Grant                         100%